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                                   EXHIBITS

EXHIBIT 3.1.1

                           ARTICLES OF INCORPORATION
                     INLAND NORTHWEST BANCORPORATION, INC.
                                   * * * * *

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being of legal age and a citizen of the United States of America and the State of Washington, does this day form a corporation under the general laws of the State of Washington, and does hereby make, certify, execute, acknowledge and deliver the following Articles of Incorporation:

                                  ARTICLE I.

     The name of this corporation shall be: INLAND NORTHWEST BANCORPORATION,
                                  INC.


                                  ARTICLE II.

     The general nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried on by the corporation are as follows:

          (a) To purchase, acquire, own, or hold the securities of any type or nature issued by a commercial bank or any other type of financial institution.

          (b) To purchase or otherwise acquire, the whole or any part of the undertaking and business of any person, firm or corporation, engaged in any business of any nature, and the property and liabilities, including the good will, assets and stock in trade thereof, and to pay for the same either in cash or in shares, or partly in cash and partly in shares.

          (c) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, which property may be located either in the United States of America or in a foreign country.

          (d) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any obligations or securities of any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law.

          (e) To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kind, whether secured by mortgage, pledge

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     or otherwise, without limit as to amount, except as may be prohibited by statute, and to mortgage, pledge, hypothecate, convey in trust, or otherwise, any and all property of the corporation as security for the payment of any such indebtedness, and generally to make and perform agreements and contracts of every kind and description; and to lend money for corporate purposes, invest and reinvest its funds and take and hold real and personal property as security for the payment of funds so loaned or invested.

          (f) To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares.

          (g) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms or individuals, and do every act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof; and to have and to exercise all the powers conferred by the laws of the State of Washington, as such laws may now be in effect or as they may at any time hereafter be amended.

     The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall be in no way limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

                                 ARTICLE III.

     A director of this corporation shall not be disqualified by his office from dealing or contracting with this corporation, nor shall any transaction or contract of this corporation be void or voidable by reason of the fact that any director or any firm of which any director in a member or any corporation of which any director is a shareholder, officer, or director, is in any way interested in such transaction or contract provided that, after such interest shall have been disclosed, such transaction or contract is, or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors without counting in Such majority or quorum any director so interested, or any director who is a member of a firm so interested, or a shareholder, officer or director of a corporation so interested, or (2) by the written consent, or by a vote at any stockholders' meeting of the holders of record of a majority of all the outstanding shares of stock

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of this corporation entitled to vote; nor shall any director be liable to account to this corporation for any profits realized from such transaction or contract, authorized, ratified or approved as aforesaid.

                                  ARTICLE IV.

     A Director of the Corporation shall not be liable for monetary damages for his or her conduct as a Director of the Corporation provided, however, that a Director shall remain liable for acts or omissions involving intentional misconduct, a knowing violation of law, conduct violating RCW 23B.08.37.0 as shall be in effect at the time of the alleged violation, or for any transaction from which the Director personally will receive a benefit in money, property or services to which the Director is not legally entitled.

     The Corporation shall have the power to indemnify any directors, officers, or former directors or officers of the Corporation, or any person who may have served at the Corporation's request as a director or officer of another corporation, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he becomes a party by reason of being or having been such director or officer, to the full extent permitted by the laws of the State of Washington, as such laws at any time may be in force and effect.

     The Corporation also, to the full extent permitted by the laws of the State of Washington, shall have the power to enter into an agreement to advance expenses and litigation costs of any director or former director, without making any determination of the director's good faith, reasonable beliefs, or beliefs with regard to the lawfulness of his or her activity and without following the provisions of RCW 23B.08.550 or any subsequent or similar provision of Washington law. The indemnification so authorized shall not protect or purport to protect any director against any liability to the Corporation or to the shareholders to which he or she otherwise would be subject by reason of intentional misconduct, knowing violation of law, any violation of RCW 23B.08.320, or in connection with any transaction with respect to which it is finally adjudged that such director personally received a benefit in money, property or services to which that director was not legally entitled. The indemnification so authorized shall continue in effect as it relates to all acts or omissions committed while the director held his or her position, notwithstanding his or her subsequent resignation or removal from that position, and the indemnification shall inure to the benefit of the heirs, executors, and administrators of that person or his or her estate.

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                                  ARTICLE V.

  The corporation shall have perpetual existence.

                                  ARTICLE VI.

  The registered office of the corporation shall be the office of the corporation, The Paulsen Center, 421 West Riverside Avenue, Spokane, Washington 9920', and the registered agent of this corporation shall be Frederick M. Schunter at the address of the corporation.

                                 ARTICLE VII.

  The aggregate number of shares which the corporation shall have authority to issue is one million (1,000,000) shares of common stock, which shares shall be issued without par value and five hundred thousand (500,000) shares of preferred stock having such par value per share, if any, as the directors may determine. No shareholder shall be entitled as of right to purchase or subscribe for any shares of this corporation authorized but unissued at this time or for any shares, debentures, bonds, or other certificates of indebtedness of whatever kind and nature which may hereafter be authorized and issued. The shareholders of this corporation shall not be entitled to exercise the right of cumulative voting in the election of directors.

  The shares of preferred stock may be issued from time to time in one or more series, with each series to have a distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof.

  The Board of Directors may authorize the issuance of preferred stock in accordance with the provisions of RCW 23B.06.020. The Board of Directors is expressly authorized in the resolution or resolutions providing for the issuance of any wholly unissued series of preferred stock, to fix and determine the powers, rights, designations, preferences, qualifications, limitations, voting rights and restrictions on any such series. The Board of Directors is also expressly authorized to fix the number of shares constituting any series and to increase or decrease the number of shares of such series but not below the number of shares of such series then outstanding. The Board of Directors further shall have all powers granted to a Board of Directors by applicable provisions of laws of the State of Washington, as they may be amended from time to time or superseded or replaced by a similar provision or provisions.

                                 ARTICLE VIII.

  The management of this corporation shall be vested in a Board of Directors, which Board shall not be less than the minimum number required by law, and the number, qualifications,

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compensation, terms of office, manner of election, time and place of meeting, powers and duties of the directors shall be such as are prescribed by the Bylaws of the corporation. The authority to make Bylaws for the corporation is hereby expressly vested in the Board of Directors of this corporation, and said Board may adopt, alter, amend or repeal such Bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Washington and these Articles of Incorporation.

                                  ARTICLE IX.

  The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to thin reservation.

                                  ARTICLE X.

  The names and post office addresses of the directors who shall first manage the affairs of this corporation are as follows:

   Name                                     Post Office Address
   ----                                     -------------------
Frederick M. Schunter                       The Paulsen Center
                                            West 421 Riverside Avenue
                                            Spokane, WA 99201

and each of said directors shall hold office until 1992, or until his successor has been elected and qualified in the manner prescribed by law.

                                  ARTICLE XI.

  Frederick M. Schunter shall be the incorporator of this corporation. The address of the incorporator is The Paulsen Center, West 421 Riverside Avenue, Spokane, WA 99203.

  IN WITNESS WHEREOF, the incorporator has hereunto set his hand this 5 day of
                                                                      -
December, 1991.

                                   /s/ Frederick M. Schunter
                                   -------------------------------------------
                                   Frederick M. Schunter, Incorporator


STATE OF. WASHINGTON   )
                       ) ss.
County of Spokane      )

  I, the undersigned, a Notary Public in and for the above named County and State, do hereby certify that on the 5th day of December, 1991, personally
                                     ---
appeared before me FREDERICK M. SCHUNTER, to me known to be the individual and incorporator described in and who executed


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the foregoing instrument, and acknowledged that he signed and sealed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

  GIVEN under my hand and official seal the day and year last above written.


                             /s/
                             ----------------------------------------------
                             Notary Public in and for the State of
                             Washington, residing at Spokane
                             My Commission Expires: 8-1-95
                                                    -------

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